UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2012

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2012, Mr. Sam Duncan, a Class I director, resigned from the Board of Directors (the “Board”) of Express, Inc. (the “Company”) and the Board appointed Mr. Michael Archbold as a Class I director to fill the vacancy. As previously disclosed, Mr. Duncan notified the Board on October 11, 2011 that he intended to resign from the Board as soon as a new director was identified to serve as his replacement. Mr. Duncan served on the Compensation and Governance Committee.
Also on January 3, 2012, Mr. David Dominik, a Class I director and Managing Director of Golden Gate Capital, resigned from the Board. Mr. Dominik's resignation follows the sale of shares of Company common stock by an affiliate of Golden Gate Capital (“Golden Gate”) in the Company's underwritten secondary offering completed in December 2011, which reduced Golden Gate's beneficial ownership percentage of the Company's outstanding shares from approximately 24% to 4%. Mr. Josh Olshansky, a Class II director and Managing Director of Golden Gate Capital, will remain on the Board until his term expires at the Company's 2012 annual meeting of stockholders.
Mr. Archbold was also appointed to the Audit Committee of the Board and qualifies as an “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.
There are no arrangements or understandings between Mr. Archbold and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Archbold and the Company that would require disclosure under Item 404(a) of Regulation S-K.
Mr. Archbold will be entitled to the Company's standard non-employee director cash and equity compensation arrangements as described in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 2, 2011. In addition, Mr. Archbold has entered into the Company's standard indemnification agreement for directors, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
A copy of the Company's press release announcing the Board changes described herein is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed, on November 4, 2011, the Company received a letter from the New York Stock Exchange indicating that as a result of Mr. Stefan Kaluzny's resignation from the Board in November 2011, the Company ceased to be in compliance with Section 303A.07(a) of the New York Stock Exchange listing standards which requires the Company's Audit Committee to consist of at least three members.

As a result of Mr. Archbold's appointment to the Audit Committee, as described in Item 5.02 above, the Company's Audit Committee has three independent members and therefore the Company is now in compliance with Section 303A.07(a) of the New York Stock Exchange listing standards.

Following the Board changes described in Item 5.02, a majority of the Board's directors are independent and the Board consists of one Class I director, three Class II directors and one Class III director. The Compensation and Governance Committee is continuing its search to identify additional independent directors to serve on the Board and its Compensation and Governance Committee. The Board intends to appoint additional independent directors so that the number of directors in each class is roughly equal.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement.
99.1	Press Release, issued January 3, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: January 5, 2012	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Secretary